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                                                                   EXHIBIT 23-02


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-66098 of American Axle & Manufacturing Holdings, Inc. on Form S-3 of our reports dated January 30, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Axle & Manufacturing Holdings, Inc. for the year ended December 31, 2000 and to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, Michigan
August 1, 2001